Exhibit 99.1

Biophan Announces Memorandum of Understanding Between Myotech and PPA Technologies

PITTSFORD, NY—April 8, 2008 -- Biophan Technologies, Inc. (OTC BB:BIPH.OB), a developer of next-generation biomedical technology, today announced that Myotech, the company’s majority-owned subsidiary, has entered into a Memorandum of Understanding with PPA Technologies to explore the potential for a strategic relationship regarding the development and commercialization of their respective technologies.

PPA Technologies AG Jena, a German company, is developing a technical solution for active support in cases of cardiac insufficiency and complete temporary support during cardiac arrest. This technology could be complementary to the Myotech Circulatory Support System (CSS), which is intended to improve the treatment of acute heart failure.

John Lanzafame, Biophan’s CEO, said, "We have entered into this agreement to explore the potential for collaboration between the two companies, to strengthen our product offerings and infrastructure. Both companies are approaching a similar segment of the heart failure market, and the possible synergies between the companies and our respective technologies hold the potential to put us in a much stronger competitive position. Myotech has approached this market need from a surgical viewpoint, while PPA has approached the market need from the perspective of the interventional cardiologist, so there may be a combination that could provide us a broader offering of products. Initial meetings and discussions have been positive, and with this memorandum of understanding, we can explore and formalize the best alternative for a closer working relationship.”

The Myotech Circulatory Support System (CSS) consists of an external drive unit and flexible polymer cup that slips over the heart and is designed to provide the energy that enables the heart to restore normal blood flow. It is designed to be deployed quickly for use in resuscitation and insufficient cardiac output indications. Since it will have no contact with circulating blood, the Myotech CSS is expected to reduce the risk of patient complications, such as clotting and stroke, bleeding, and infection.

About Biophan Technologies, Inc.
Biophan is dedicated to providing technologies that offer innovative and competitive advantages to the medical device industry. The Company is helping to commercialize the Myotech Circulatory Support System, which is intended to improve the treatment of acute heart failure. Biophan Technologies, Inc. holds a 68% interest in Myotech. Biophan is traded on the OTC market under the symbol BIPH, and is also listed on the Frankfurt Stock Exchange under the symbol BTN. For more information on Biophan, please visit our website at www.biophan.com.

Cautionary Statement Regarding Forward-Looking Statements:
Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expect, or believe may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology; the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC, which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.